UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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RESEARCH SOLUTIONS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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RESEARCH SOLUTIONS, INC.

15821 Ventura Boulevard, Suite 165

Encino, California 91436

(310) 477-0354

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on November 13, 2018

TO THE STOCKHOLDERS OF RESEARCH SOLUTIONS, INC.:

You are cordially invited to attend the Annual Meeting of Stockholders of Research Solutions, Inc., a Nevada corporation (the “Company”), to be held on November 13, 2018, at 11:00 A.M. Pacific time, at our corporate headquarters, located at 15821 Ventura Boulevard, Suite 165, Encino, California 91436.

At the Annual Meeting, stockholders will be asked to consider and act upon the following matters:

1.	To elect five members of the Board of Directors;

2.	To ratify the appointment of Weinberg & Company, P.A. as the Company’s independent accountants for the fiscal year ending June 30, 2019;

3.	To hold an advisory vote on executive compensation; and

4.	To transact other business properly presented at the meeting or any postponement or adjournment thereof.

Our Board of Directors has fixed September 20, 2018 as the record date for the determination of stockholders entitled to notice and to vote at the Annual Meeting and any postponement or adjournment thereof, and only stockholders of record at the close of business on that date are entitled to notice and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and at the offices of the Company for 10 days prior to the Annual Meeting.

We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting, either by executing and returning the enclosed Proxy Card or by casting your vote in person at the Annual Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

September 21, 2018	By Order of the Board of Directors

John Regazzi
Chairman of the Board

RESEARCH SOLUTIONS, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD NOVEMBER 13, 2018

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Research Solutions, Inc., a Nevada corporation (we, us or our), for use at the annual meeting of stockholders to be held on November 13, 2018, at 11:00 A.M. Pacific Time, or the Annual Meeting, at our corporate headquarters, located at 15821 Ventura Boulevard, Suite 165, Encino, California 91436. Accompanying this Proxy Statement is our Board of Directors’ Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement.

We will bear the expense of this solicitation of proxies. Solicitations will be made only by use of the mail except that, if deemed desirable, officers and regular employees of our company may solicit proxies by telephone, electronic mail or personal calls. We may also engage a proxy solicitation firm on terms and at costs reasonably acceptable to our Board of Directors. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by those persons and we will reimburse them for their reasonable expenses incurred in this regard.

The purpose of the Annual Meeting and the matters to be acted upon are set forth in the attached Notice of Annual Meeting of Stockholders. As of the date of this Proxy Statement, our Board of Directors knows of no other business that may be presented for consideration at the Annual Meeting. All proxies which are properly completed, signed and returned to us prior to the Annual Meeting and which have not been revoked will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed. A stockholder may revoke its proxy at any time before it is voted either by filing with our Secretary, at our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote its shares in person, provided that if a stockholder holds its shares in street name, such stockholder may vote its shares in person at the Annual Meeting only if it obtains a proxy, executed in its favor, from the record holder. If any other business properly comes before the Annual Meeting, votes will be cast pursuant to those proxies in respect of any other business in accordance with the judgment of the persons acting under those proxies.

Our principal executive offices are located at 15821 Ventura Boulevard, Suite 165, Encino, California 91436. It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed proxy will commence on or about September 28, 2018.

OUTSTANDING SECURITIES AND VOTING RIGHTS

The close of business on September 20, 2018, has been fixed as the record date for the determination of stockholders entitled to notice and to vote at the Annual Meeting or any postponement or adjournment thereof. As of the record date, we had outstanding 24,186,126 shares of common stock, par value $0.001 per share. Our common stock is our only outstanding voting security. As of the record date, we had 36 holders of record of our common stock.

A holder of common stock is entitled to cast one vote for each share held on the record date on all matters to be considered at the Annual Meeting. The nominees for director who receive a plurality of the votes cast by the holders of our common stock, in person or by proxy at the meeting, will be elected. Approval of the proposal to ratify the appointment of Weinberg & Company, P.A., as our independent accountants for the fiscal year ending June 30, 2019 and approval of the advisory vote on the resolution approving the compensation of our executives as disclosed in the compensation tables and related narrative disclosure herein, requires the favorable vote of a majority of shares voted at the Annual Meeting or by proxy.

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A quorum, which is a majority of the outstanding shares as of September 20, 2018, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented by the stockholders attending in person and by their proxy holders. Abstentions and broker non-votes will be included in the determination of shares present at the Annual Meeting for purposes of determining a quorum. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against these matters or deemed present or represented for determining whether stockholders have approved a proposal. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain “non-routine” matters, such as director elections, and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities. Brokers may vote their clients’ shares on routine matters, such as the ratification of our independent registered public accounting firm.

Your vote is important. If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by proxy so that your shares will be represented and voted at the Annual Meeting even if you cannot attend. All stockholders can vote by written proxy card. Your submission of the enclosed proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If you are a stockholder of record, you may revoke your proxy at any time before the Annual Meeting either by filing with our Secretary, at our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person, provided that if your shares are held in street name, you must obtain a proxy, executed in your favor, from the holder of record in order to be able to vote at the Annual Meeting. All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by our Board of Directors.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Proposal No. 1 is the election of five directors to hold office for a period of one year or until their respective successors have been duly elected and qualified. Our Amended and Restated Bylaws provide that the number of the directors of our company shall be not less than one nor more than nine, as fixed from time-to-time by resolution of our Board of Directors. On September 18, 2015, our Board of Directors fixed the number of directors at five effective as of November 6, 2015.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. If any nominee is unwilling to serve as a director at the time of the Annual Meeting, the proxies will be voted for such other nominee(s) as shall be designated by the then current Board of Directors to fill any vacancy. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

Our Board of Directors proposes the election of the following nominees as directors:

John Regazzi

Chad J. Cooper

Peter Victor Derycz

General Merrill McPeak

Roy W. Olivier

If elected, the foregoing five nominees are expected to serve until the 2019 annual meeting of stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE.

The principal occupation and certain other information about the nominees and certain executive officers are set forth on the following pages.

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CURRENT DIRECTORS/DIRECTOR NOMINEES

The following table sets forth the name, age, position and date of appointment of each of our directors as of September 20, 2018.

Name	Age	Position	Date of Appointment
John Regazzi(1) (2)	70	Chairman of the Board	June 22, 2015
Chad J. Cooper(2) (3)	48	Director	March 31, 2016
Peter Victor Derycz	56	Director, Chief Executive Officer and President	January 6, 2006
Gen. Merrill McPeak (2) (4)	82	Director	November 5, 2010
Roy W. Olivier (2)	59	Director	January 9, 2018

(1)	Chairman of the Audit Committee.
(2)	Member of Audit Committee, Compensation Committee and Nominating and Governance Committee.
(3)	Chairman of the Nominating and Governance Committee.
(4)	Chairman of the Compensation Committee.

John Regazzi – Chairman of the Board

Mr. Regazzi was appointed to our board of directors on June 22, 2015 and was appointed Chairman of the Board effective August 20, 2015. Mr. Regazzi is an information services and IT industry innovator, with more than four decades of experience. He is currently managing director of Akoya Capital Partners, a sector-focused private investment firm, where for the last few years he has served as its professional information services sector leader. He has also been a professor at the Long Island University’s College of Education, Information and Technology since 2005, and has served as dean of LIU’s College of Information and Computer Science. Before joining Akoya Capital Partners, Mr. Regazzi served for several years as CEO of Elsevier Inc. and managing director of the NYSE-listed Reed Elsevier, the world’s largest publisher and information services company for journal and related scientific, technical and medical content. At Reed Elsevier, he oversaw its expansive electronic publishing portfolio, with a program staff of 3,000 and revenues exceeding $1 billion. He was previously CEO of Engineering Information, which he helped turn around before being acquired by Reed Elsevier. As a recognized industry thought leader, Mr. Regazzi has designed, launched, and managed some of the most innovative and well-known information services in the professional communities, including the Engineering Village, Science Direct, Scirus and Scopus, as well as numerous other electronic information services dating back to the early days of the online and CD-ROM industries. Mr. Regazzi has served on a variety of corporate and industry boards, including the British Standards Institute Group and the American Institute of Physics, and he recently was appointed and serves as chairman of the board of National Technical Information Service, a division of the U.S. Department of Commerce. He currently serves as chairman of DiSTI and Inflexxion, both Akoya portfolio companies, and as a member of the board of managers and Treasurer of AIP Publishing. Mr. Regazzi earned his B.S. from St. Johns University, M.A. from University of Iowa, M.S. from Columbia University, and Ph.D. in Information Science from Rutgers University. Our board of directors concluded that Mr. Regazzi should serve as a director in light of his extensive experience in the information services industry.

Chad J. Cooper – Director

Mr. Cooper has more than 15 years of experience in the financial markets.  He has served in various capacities, including investment management, investment banking and capital markets.  Mr. Cooper served as a Board member at ARI Networks (NASDAQ: ARIS) from 2014 to 2017, until True Wind Capital Management took the company private in August 2017.  Mr. Cooper currently serves on the Board of YouMail, Inc., and Wings for Crossover, a 501(c)3 non-profit organization.  Mr. Cooper has a B.A. in International Relations from the University of Southern California and M.B.A. from Georgetown University.  In light of Mr. Cooper's financial and executive experience, our board of directors believes it to be in the Company's best interests that Mr. Cooper serve as a director.

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Peter Victor Derycz – Director, Chief Executive Officer and President

Mr. Derycz founded Reprints Desk and has served as its Chief Executive Officer and President since January 6, 2006. Mr. Derycz also served as Chairman of the Board from January 6, 2006 through August 19, 2015. Mr. Derycz was a founder of Infotrieve, Inc. in 1989 and served as its President from February 2003 until September 2003. He served as the Chief Executive Officer of Puerto Luperon, Ltd. (Bahamas), a real estate development company, from January 2004 until December 2005. He currently serves on the Internation Advisory Board of the San Jose State University School of Information, and served as a member of the board of directors of Insignia Systems, Inc. (NASDAQ:ISIG), a consumer products advertising company from 2006 to 2014. Mr. Derycz received a B.A. in Psychology from the University of California at Los Angeles. Our board of directors believes that Mr. Derycz’ familiarity with our day-to-day operations, his strategic vision for our business and his past leadership and management experience make him uniquely qualified to serve as a director.

General Merrill McPeak – Director

Gen. McPeak was appointed to our Board of directors on November 5, 2010. He is President of McPeak and Associates, a company he founded in 1995. From 1990 until his retirement from active military service in late-1994, he was chief of staff of the U.S. Air Force. During this period, he was the senior officer responsible for organization, training and equipage of a combined active duty, National Guard, Reserve and civilian work force of over 850,000 people serving at 1,300 locations in the United States and abroad. As a member of the Joint Chiefs of Staff, he and the other service chiefs were military advisors to the Secretary of Defense and the President. Gen. McPeak has served on the board of directors of several publicly traded companies, including long service with Trans World Airlines, Inc. and with the test and measurement company, Tektronix, Inc. He was for many years Chairman of the Board of ECC International Corp., until that company was acquired by Cubic Corporation. Currently, Gen. McPeak is a director of Aerojet Rocketdyne (NYSE: AJRD), Lilis Energy (NASDAQ: LLEX) and Lion Biotechnologies, Inc. (NASDAQ: LBIO). He is a director of Valence Surface Technologies, the country’s largest privately held provider of metal processing and finishing services. General McPeak was a founding investor, director and chairman of Ethicspoint, Inc., a software-as-a-service provider of secure, confidential employee reporting systems, that was acquired by private equity at a return making it one of Oregon’s most successful business startups in decades. Our board of directors concluded that Gen. McPeak should serve as a director in light of his demonstrated leadership abilities and years of experience serving on the boards of directors of numerous publicly traded corporations.

Roy W. Olivier – Director

Mr. Olivier currently serves as president and CEO of ARI Network Services (formerly NASDAQ: ARIS), a provider of an award-winning suite of SaaS tools and marketing services. Before joining ARI in 2006, Mr. Olivier was a consultant to start-up and small and medium-sized businesses. Prior to that, he served as VP of sales and marketing for ProQuest Media Solutions, a business he founded in 1993 and sold to ProQuest in 2000. He previously held various executive and managerial positions with other companies in the telecommunications and computer industries, including Multicom Publishing, Tandy Corporation, BusinessLand and PacTel. In light of Mr. Olivier's executive and operational experience, our board of directors believes it to be in the Company's best interests that Mr. Olivier serve as a director.

OTHER EXECUTIVE OFFICERS

The following table sets forth the name, age, position and date of appointment of each of our other executive officers as of September 20, 2018.

Name	Age	Position	Date of Appointment
Alan Louis Urban	49	Chief Financial Officer and Secretary	November 3, 2011
Scott Ahlberg	55	Chief Operating Officer	July 1, 2007
Marc Nissan	42	Chief Technology Officer	July 1, 2007
Rogier van Erkel	43	Chief Sales Officer	July 2, 2018
Yohann Georgel	32	Chief Marketing Officer	June 11, 2018

Alan Louis Urban – Chief Financial Officer and Secretary

Mr. Urban joined Research Solutions in 2011 and has over 25 years of experience in corporate finance and accounting. Mr. Urban has previously served in numerous senior management positions, including: Vice President of Finance and Treasurer for Infotrieve from 2000 to 2004; Chief Financial Officer of a leading online poker company from 2005 to 2006; and Chief Financial Officer of ReachLocal (NASDAQ:RLOC) from 2007 to 2009, an internet marketing company that ranked #1 on Deloitte’s Tech Fast 500 List. Mr. Urban has also held positions as an audit and tax manager in public accounting, and as an internal auditor. He holds a B.S. in Business, with a concentration in Accounting Theory and Practice, from California State University, Northridge and has been a Certified Public Accountant (currently inactive) since 1998.

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Scott Ahlberg – Chief Operating Officer

Mr. Ahlberg has effectively served as the Chief Operating Officer since July 1, 2007, and has many years of experience in content and startup businesses. Mr. Ahlberg started with Dynamic Information (EbscoDoc) in the 1980s, then went on to lead Sales and Marketing at Infotrieve, Inc. After leaving Infotrieve in 2005 Mr. Ahlberg provided consulting services to ventures in professional networking and medical podcasting. He joined Reprints Desk in 2006. His areas of expertise include strategic planning, operational innovation, copyright and content licensing, and quality management. Mr. Ahlberg has degrees from Stanford University (B.A., 1984) and the University of London (M.A., 1990).

Marc Nissan –Chief Technology Officer

Mr. Nissan has 15 years of experience in systems architecture and technology build-out. Mr. Nissan is an experienced software developer with strong hands-on management and interpersonal skills. Mr. Nissan has performed full implementation and integration of custom software solutions for clients, including interviewing users, gathering requirements, analysis, design, and documentation.  During the past 15 years, Mr. Nissan has held various technology architecture positions at Infotrieve, Ultralink, and MPDN.

Rogier van Erkel – Chief Sales Officer

Mr. van Erkel has 12 years of sales management experience at Elsevier, an information and analytics company, and one of the world's major providers of scientific, technical and medical information. In his most recent role, he served as sales director, leading a global team and agent network. He managed a diverse sales portfolio consisting of four product groups selling to businesses all over the world. In that role, he specialized in information products, input for discovery tools and solutions to optimize and maximize customer workflow. He also served in other senior sales roles in Elsevier and before that, managed sales and operations teams for five years at Renewi (formerly Van Gansewinkel), a leading waste management company operating across Europe. Mr. van Erkel earned his Master’s degree from the University of Amsterdam and his Bachelor of Arts in Business Economics from Hanze University of Applied Sciences Groningen. For charity, Mr. van Erkel coaches start-ups to improve their sales through his involvement in incubator firms Rockstart and ACE.

Yohann Georgel – Chief Marketing Officer

Mr. Georgel has 12 years of marketing experience, most recently serving as senior director of digital marketing for PrimeSport for over six years. PrimeSport is the leader in providing direct access to the biggest sporting events on the planet, offering tickets, travel and hospitality. Prior to that, he was a director of digital marketing for OleOle, a social media platform for soccer fans worldwide. While there, he was in charge of marketing in 10 different languages. Mr. Georgel's passion for data and algorithms led him to pursue a career in digital marketing, specifically search engine optimization and marketing. Other areas of his expertise include data analysis, social media and user experience.

FURTHER INFORMATION CONCERNING OUR BOARD OF DIRECTORS

Meetings. Our Board of Directors held four meetings during the fiscal year ended June 30, 2018. Each director then serving attended 75% or more of the aggregate of all of the meetings of our Board of Directors and all of the meetings held by all committees of our Board of Directors on which such director served in the fiscal year ended June 30, 2018. While directors periodically attend annual stockholder meetings, we have not established a specific policy with respect to members of our Board of Directors attending annual stockholder meetings.

Committees. Our Board of Directors currently has the following standing committees: Audit Committee, Compensation Committee and Nominating and Governance Committee. Our Audit Committee held three meetings, our Compensation Committee held five meetings and our Nominating and Governance Committee held three meetings during the fiscal year ended June 30, 2018.

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Our Audit Committee currently consists of Messrs. Regazzi (Chairman), Cooper, McPeak and Olivier. Our Board of Directors has determined that Mr. Regazzi is an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K, and that each member of our Audit Committee is able to read and understand fundamental financial statements and has substantial business experience that results in such member’s financial sophistication. Accordingly, our Board of Directors believes that each member of our Audit Committee has sufficient knowledge and experience necessary to fulfill such member’s duties and obligations on our Audit Committee. The primary purposes of our Audit Committee are to assist our Board of Directors in fulfilling its responsibility to oversee the accounting and financial reporting processes of our company and audits of our financial statements, including (i) reviewing the scope of the audit and all non-audit services to be performed by our independent accountant and the fees incurred by us in connection therewith, (ii) reviewing the results of such audit, including the independent accountant’s opinion and letter of comment to management and management’s response thereto, (iii) reviewing with our independent accountants our internal accounting principles, policies and practices and financial reporting, (iv) engaging our independent accountants and (v) reviewing our quarterly and annual financial statements prior to public issuance. The role and responsibilities of our Audit Committee are more fully set forth in a revised written Charter adopted by our Board of Directors on September 18, 2015, which is available on our website located at www.researchsolutions.com.

Our Compensation Committee currently consists of Messrs. McPeak (Chairman), Cooper, Olivier and Regazzi. The primary purposes of our Compensation Committee are to assist our Board of Directors in fulfilling its responsibility to determine the compensation of our executive officers and to approve and evaluate the compensation policies and programs of our company, including (i) reviewing the compensation packages of executive officers and making recommendations to our Board of Directors for said compensation packages, (ii) reviewing and approving proposed stock incentive grants and (iii) providing our Board of Directors with recommendations regarding bonus plans, if any. The role and responsibilities of our Compensation Committee are more fully set forth in a revised written Charter adopted by our Board of Directors on September 18, 2015, which is available on our website located at www.researchsolutions.com.

The policies underlying our Compensation Committee’s compensation decisions are designed to attract and retain the best-qualified management personnel available. We routinely compensate our executive officers through salaries. At our discretion, we may reward executive officers and employees through bonus programs based on profitability and other objectively measurable performance factors. Additionally, we use stock options, restricted stock awards and other incentive awards to compensate our executives and other key employees to align the interests of our executive officers with the interests of our stockholders. In establishing executive compensation, our Compensation Committee evaluates compensation paid to similar officers employed at other companies of similar size in the same industry and the individual performance of each officer as it impacts our overall performance with particular focus on an individual’s contribution to the realization of operating profits and the achievement of strategic business goals. Our Compensation Committee further attempts to rationalize a particular executive’s compensation with that of other executive officers of our company in an effort to distribute compensation fairly among the executive officers. Although the components of executive compensation (salary, bonus and incentive grants) are reviewed separately, compensation decisions are made based on a review of total compensation.

Our Nominating and Governance Committee currently consists of Messrs. Cooper (Chairman), McPeak, Olivier and Regazzi. The primary purposes of our Nominating and Governance Committee are to (i) identify individuals qualified to become members of our Board of Directors and recommend to our Board of Directors the nominees for the next annual meeting of our stockholders and candidates to fill vacancies on our Board of Directors, (ii) recommend to our Board of Directors the directors to be appointed to committees of our Board of Directors and (iii) oversee the effectiveness of our corporate governance in accordance with regulatory guidelines and any other guidelines we establish, including evaluations of members of executive management, our Board of Directors and its committees. The role and responsibilities of our Nominating and Governance Committee are more fully set forth in a revised written Charter adopted by our Board of Directors on October 15, 2012, which is available on our website located at www.researchsolutions.com.

Our Nominating and Governance Committee’s methods for identifying candidates for election to our Board of Directors (other than those proposed by our stockholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources - members of our Board of Directors; our executives; individuals personally known to the members of our Board of Directors; and other research. Our Nominating and Governance Committee may also, from time-to-time, retain one or more third-party search firms to identify suitable candidates.

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A stockholder of our company may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Amended and Restated Bylaws. In addition, the notice must be made in writing and set forth as to each proposed nominee who is not an incumbent Director (i) their name, age, business address and, if known, residence address, (ii) their principal occupation or employment, (iii) the number of shares of stock of our company beneficially owned, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person pursuant to which the nominations are to be made and (v) any other information concerning the nominee that must be disclosed respecting nominees in proxy solicitations pursuant to Rule 14(a) of the Exchange Act of 1934, as amended. The recommendation should be addressed to our Secretary.

Among other matters, our Nominating and Governance Committee:

1.	Reviews the desired experience, mix of skills and other qualities to assure appropriate Board of Directors composition, taking into account the current members of our Board of Directors and the specific needs of our company and our Board of Directors;

2.	Conducts candidate searches, interviews prospective candidates and conducts programs to introduce candidates to our management and operations, and confirms the appropriate level of interest of such candidates;

3.	Recommends qualified candidates who bring the background, knowledge, experience, independence, skill sets and expertise that would strengthen and increase the diversity of our Board of Directors; and

4.	Conducts appropriate inquiries into the background and qualifications of potential nominees.

Based on the foregoing, our Nominating and Governance Committee recommended for nomination and our Board of Directors nominated, Messrs. Regazzi, Cooper, Derycz, McPeak and Olivier for re-election as directors on our Board of Directors, subject to stockholder approval, for a one-year term ending on or around the date of the 2019 annual meeting of stockholders.

Board Leadership Structure and Role in Risk Oversight. Mr. Regazzi serves as our Chairman of the Board and Mr. Derycz serves as our Chief Executive Officer. We believe that separating the role of Chairman of the Board and Chief Executive Officer enhances our corporate governance practices and better enables management and our Board of Directors to focus on growth to maximize stockholder value. Our Board of Directors plays an active role, as a whole and also at the committee level, in overseeing management of our risks and strategic direction. Our Board of Directors regularly reviews information regarding our liquidity and operations, as well as the risks associated with each. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Audit Committee oversees the process by which our senior management and relevant employees assess and manage our exposure to, and management of, financial risks. Our Nominating and Governance Committee also manages risks associated with the independence of members of our Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed about such risks.

Stockholder Communications. Holders of our securities can send communications to our Board of Directors via email to auditcommittee@researchsolutions.com or by telephoning the Chief Financial Officer at our principal executive offices, who will then relay the communications to our Board of Directors.

DIRECTOR INDEPENDENCE

Our Board of Directors currently consists of five members: Messrs. Regazzi (Chairman), Cooper, Derycz, McPeak and Olivier. Each director serves until our next annual meeting or until his successor is duly elected and qualified. We are not a “listed issuer” under Securities and Exchange Commission, or SEC, rules and are therefore not required to have separate committees comprised of independent directors. Our Board of Directors has determined that Mr. Regazzi, Mr. Cooper, Gen. McPeak and Mr. Olivier are independent directors as that term is defined in the applicable rules for companies traded on the NASDAQ Stock Market. Mr. Regazzi, Mr. Cooper, Gen. McPeak and Mr. Olivier are each members of the Audit Committee, Compensation Committee and Nominating and Governance Committee of our Board of Directors.

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REPORT OF AUDIT COMMITTEE

The Audit Committee of our Board of Directors has furnished the following report:

Our Audit Committee currently operates under a revised written charter that was approved by our Board of Directors effective September 18, 2015. For the fiscal year ended June 30, 2018, our Audit Committee has performed, or has confirmed that our Board of Directors has performed, the duties of our Audit Committee, which is responsible for providing objective oversight of our internal controls and financial reporting process.

In fulfilling its responsibilities for the financial statements for the fiscal year ended June 30, 2018, our Audit Committee:

•	Reviewed and discussed the audited financial statements for the year ended June 30, 2018 with management and Weinberg & Company, P.A., or the Auditors, our independent auditors; and

•	Received written disclosures and the letter from the Auditors regarding their independence as required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence. Our Audit Committee discussed with the Auditors their independence.

In fulfilling its responsibilities for the financial statements for the fiscal year ended June 30, 2018, our Audit Committee discussed with the Auditors the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, relating to the conduct of the audit.

Based on our Audit Committee’s review of our audited financial statements and discussions with management and the Auditors, our Audit Committee approved the inclusion of the audited financial statements in our Annual Report on Form 10-K for the year ended June 30, 2018, for filing with the SEC.

AUDIT COMMITTEE

John Regazzi
Chad J. Cooper
General Merrill McPeak
Roy W. Olivier

The information in this Audit Committee Report shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission or to be subject to Regulation 14A or 14C as promulgated by the Securities and Exchange Commission, or to the liabilities of Section 18 of the Exchange Act.

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PROPOSAL NO. 2

INDEPENDENT ACCOUNTANTS

Proposal No. 2 is the ratification of the firm of Weinberg & Company, P.A., or Weinberg, as our independent accountants for the year ending June 30, 2019. Our Audit Committee recommended and our Board of Directors has selected, subject to ratification by a majority vote of the stockholders in person or by proxy at the Annual Meeting, Weinberg as our independent public accountant for the current fiscal year ending June 30, 2019. Representatives of Weinberg are expected to be present telephonically at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. In addition, at the Annual Meeting, representatives of Weinberg are expected to be available to respond to appropriate questions posed by our stockholders.

While there is no legal requirement that this proposal be submitted to stockholders, it will be submitted at the Annual Meeting nonetheless, as our Board of Directors believes that the selection of auditors to audit our consolidated financial statements is of sufficient importance to seek stockholder approval. If the majority of our stockholders present and entitled to vote at the Annual Meeting do not ratify the appointment of Weinberg as our auditors for the current fiscal year, Weinberg will continue to serve as our auditors for the current fiscal year, and our Audit Committee will engage in deliberations to determine whether it is in our best interest to continue Weinberg’s engagement as our auditors for the fiscal year ending June 30, 2019.

Weinberg is our principal independent public accounting firm. All audit work was performed by the full-time employees of Weinberg. Our Audit Committee approves in advance all services performed by Weinberg, has considered whether the provision of non-audit services is compatible with maintaining Weinberg’s independence, and has approved such services.

The following table presents the aggregate fees for professional audit services and other services rendered by Weinberg in the fiscal years ended June 30, 2018 and 2017.

	Year Ended June 30, 2018	Year Ended June 30, 2017
Audit Fees	$106,124	$88,140
Audit Related Fees	—	—
Tax Fees	23,378	24,198
All Other Fees	—	—
Total	$129,502	$112,338

Audit Fees consist of amounts billed for professional services rendered for the audit of our annual consolidated financial statements included in our Annual Reports on Form 10-K, and reviews of our interim consolidated financial statements included in our Quarterly Reports on Form 10-Q and our Registration Statement on Form S-1, including amendments thereto.

Audit-Related Fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.”

Tax Fees consist of fees for professional services for tax compliance activities, including the preparation of federal and state tax returns and related compliance matters.

All Other Fees consists of amounts billed for services other than those noted above.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” RATIFYING THE APPOINTMENT OF WEINBERG & COMPANY, P.A. AS OUR INDEPENDENT ACCOUNTANTS.

10

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), we are required to include in this Proxy Statement and present at the Annual Meeting a non-binding stockholder vote to approve the compensation of our executives, as described in this Proxy Statement, pursuant to the compensation disclosure rules of the SEC. Proposal No. 3, commonly known as a “say on pay” vote, gives stockholders the opportunity to endorse or not endorse the compensation of our executives as disclosed in this Proxy Statement. This proposal will be presented at the Annual Meeting as a resolution in substantially the following form:

RESOLVED, that the stockholders approve the compensation of the Company’s executives, as disclosed in the compensation tables and related narrative disclosure in the Company’s proxy statement for the Annual Meeting.

This vote will not be binding on our Board of Directors and may not be construed as overruling a decision by our Board of Directors or creating or implying any change to the fiduciary duties of our Board of Directors. The vote will not affect any compensation previously paid or awarded to any executive. Our Compensation Committee and our Board of Directors may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The purpose of our compensation programs is to attract and retain experienced, highly qualified executives critical to our long-term success and enhancement of stockholder value.

Required Vote

Endorsement of the compensation of our executive officers will require the affirmative vote of a majority of the shares of our common stock present or represented and entitled to vote at the Annual Meeting with respect to such proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION APPROVING THE COMPENSATION OF OUR EXECUTIVES.

11

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes all compensation for the last two fiscal years awarded to, earned by, or paid to our Chief Executive Officer (principal executive officer) and our two most highly compensated executive officers other than our CEO who were serving as executive officers at the end of our last completed fiscal year, whose total compensation exceeded $100,000 during such fiscal year ends.

Name and principle Position	Fiscal Year	Salary ($)	Bonus ($)	Stock awards ($)		Option awards ($)		All other compensation ($)	Total ($)
Peter Victor Derycz	2018	340,000	119,367	108,910	(1)	-		12,474	580,751
Chief Executive Officer and President	2017	330,095	96,327	54,997	(2)	-		15,817	497,236

Alan Louis Urban	2018	250,000	88,545	82,281	(3)	-		14,523	435,349
Chief Financial Officer and Secretary	2017	240,700	73,210	41,249	(4)	-		14,061	369,220

Scott Ahlberg	2018	220,000	88,545	77,186	(5)	30,750	(7)	14,768	431,249
Chief Operating Officer	2017	213,125	73,210	46,368	(6)	-		14,168	346,871

(1)	Represents the grant date fair value of 62,487 shares of restricted stock granted on August 22, 2017, 10,975 shares of restricted stock granted on November 21, 2017, 12,185 shares of restricted stock granted on February 8, 2018, and 11,315 shares of restricted stock granted on May 10, 2018. The grant date fair value was estimated using the market price of our common stock at the date of grant. The restricted stock vests over a three-year period, with a one year cliff vesting period, and remains subject to forfeiture if vesting conditions are not met.
(2)	Represents the grant date fair value of 21,818 shares of restricted stock granted on August 23, 2016, 6,666 shares of restricted stock granted on November 21, 2016, 11,305 shares of restricted stock granted on February 16, 2017, and 13,947 shares of restricted stock granted on May 11, 2017. The grant date fair value was estimated using the market price of our common stock at the date of grant. The restricted stock vests over a three-year period, with a one year cliff vesting period, and remains subject to forfeiture if vesting conditions are not met.
(3)	Represents the grant date fair value of 47,829 shares of restricted stock granted on August 22, 2017, 8,136 shares of restricted stock granted on November 21, 2017, 9,030 shares of restricted stock granted on February 8, 2018, and 8,395 shares of restricted stock granted on May 10, 2018. The grant date fair value was estimated using the market price of our common stock at the date of grant. The restricted stock vests over a three-year period, with a one year cliff vesting period, and remains subject to forfeiture if vesting conditions are not met.
(4)	Represents the grant date fair value of 16,364 shares of restricted stock granted on August 23, 2016, 5,000 shares of restricted stock granted on November 21, 2016, 8,479 shares of restricted stock granted on February 16, 2017, and 10,460 shares of restricted stock granted on May 11, 2017. The grant date fair value was estimated using the market price of our common stock at the date of grant. The restricted stock vests over a three-year period, with a one year cliff vesting period, and remains subject to forfeiture if vesting conditions are not met.
(5)	Represents the grant date fair value of 42,834 shares of restricted stock granted on August 22, 2017, 8,136 shares of restricted stock granted on November 21, 2017, 9,030 shares of restricted stock granted on February 8, 2018, and 8,395 shares of restricted stock granted on May 10, 2018. The grant date fair value was estimated using the market price of our common stock at the date of grant. The restricted stock vests over a three-year period, with a one year cliff vesting period, and remains subject to forfeiture if vesting conditions are not met.
(6)	Represents the grant date fair value of 16,364 shares of restricted stock granted on August 23, 2016, 8,333 shares of restricted stock granted on November 21, 2016, 9,903 shares of restricted stock granted on February 16, 2017, and 10,456 shares of restricted stock granted on May 11, 2017. The grant date fair value was estimated using the market price of our common stock at the date of grant. The restricted stock vests over a three-year period, with a one year cliff vesting period, and remains subject to forfeiture if vesting conditions are not met.

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(7)	Represents the grant date fair value of options granted on September 30, 2017 to purchase 75,000 shares of common stock at an exercise price of $1.50. The grant date fair value was estimated using the Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of 1.45%; volatility of 76%; expected term of 2.6 years; and no dividend yield. The stock options vest over a three year period, with a one year cliff vesting period, and expire on December 21, 2022.

Employment Agreements

Peter Victor Derycz

On July 1, 2010, we entered into an executive employment agreement with Mr. Derycz which was subsequently amended on June 30, 2017. Under the terms of the executive employment agreement, Mr. Derycz has agreed to serve as our Chief Executive Officer and President on an at-will basis. The term of the agreement ends on June 30, 2019. The agreement provides for a base salary of $340,000 per year. No part of Mr. Derycz’s salary is allocated to his duties as a director of our company.

The agreement contains provisions that prohibit Mr. Derycz from soliciting our customers or employees during his employment with us and for one year afterward. The agreement also contains provisions that restrict disclosure by Mr. Derycz of our confidential information and assign ownership to us of inventions related to our business that are created by him during his employment. We may terminate the agreement at any time, with or without cause. Mr. Derycz will be eligible to receive an amount equal to three (3) months of his then-current base salary payable in the form of salary continuation if he is terminated without cause. Mr. Derycz may terminate the agreement at any time, with or without reason, upon four weeks’ advance written notice.

Alan Louis Urban

On November 3, 2011, we entered into an executive employment agreement with Mr. Urban which was subsequently amended on June 30, 2017. Under the terms of the executive employment agreement, Mr. Urban has agreed to serve as our Chief Financial Officer on an at-will basis. The term of the agreement ends on June 30, 2019. The agreement provides for a base salary of $250,000 per year.

The agreement contains provisions that prohibit Mr. Urban from soliciting our customers or employees during his employment with us and for one year afterward. The agreement also contains provisions that restrict disclosure by Mr. Urban of our confidential information and assign ownership to us of inventions related to our business that are created by him during his employment. We may terminate the agreement at any time, with or without cause. Mr. Urban will be eligible to receive an amount equal to three (3) months of his then-current base salary payable in the form of salary continuation if he is terminated without cause. Mr. Urban may terminate the agreement at any time, with or without reason, upon four weeks’ advance written notice.

Scott Ahlberg

On July 1, 2010, we entered into an executive employment agreement with Mr. Ahlberg which was subsequently amended on June 30, 2017. Under the terms of the executive employment agreement, Mr. Ahlberg has agreed to serve as Chief Operating Officer on an at-will basis. The term of the agreement ends on June 30, 2019. The agreement provides for a base salary of $220,000 per year.

The agreement contains provisions that prohibit Mr. Ahlberg from soliciting our customers or employees during his employment with us and for one year afterward. The agreement also contains provisions that restrict disclosure by Mr. Ahlberg of our confidential information and assign ownership to us of inventions related to our business that are created by him during his employment. We may terminate the agreement at any time, with or without cause. Mr. Ahlberg will be eligible to receive an amount equal to three (3) months of his then-current base salary payable in the form of salary continuation if he is terminated without cause. Mr. Ahlberg may terminate the agreement at any time, with or without reason, upon four weeks’ advance written notice.

13

Marc Nissan

On July 1, 2013, we entered into an executive employment agreement with Mr. Nissan which was subsequently amended on June 30, 2017. Under the terms of the executive employment agreement, Mr. Nissan has agreed to serve as Chief Technology Officer on an at-will basis. The term of the agreement ends on June 30, 2019. The agreement provides for a base salary of $225,000 per year.

The agreement contains provisions that prohibit Mr. Nissan from soliciting our customers or employees during her employment with us and for one year afterward. The agreement also contains provisions that restrict disclosure by Mr. Nissan of our confidential information and assign ownership to us of inventions related to our business that are created by her during her employment. We may terminate the agreement at any time, with or without cause. Mr. Nissan will be eligible to receive an amount equal to three (3) months of her then-current base salary payable in the form of salary continuation if she is terminated without cause. Mr. Nissan may terminate the agreement at any time, with or without reason, upon four weeks’ advance written notice.

Rogier van Erkel

On May 18, 2018, we entered into a consulting agreement with Mr. van Erkel. Under the terms of the consulting agreement, Mr. van Erkel has agreed to serve as our Chief Sales Officer. The term of the agreement ends on July 2, 2021. The agreement provides for total compensation of approximately $250,000 per year assuming certain performance targets are attained.

The agreement contains provisions that prohibit Mr. van Erkel from soliciting our customers or employees during his service with us. The agreement also contains provisions that restrict disclosure by Mr. van Erkel of our confidential information and assign ownership to us of inventions related to our business that are created by him during his service with us. After the first year we may terminate the agreement at any time, with or without cause. Mr. van Erkel will be eligible to receive an amount equal to three (3) months of his then-current base salary payable in the form of salary continuation if he is terminated without cause. After the first year Mr. van Erkel may terminate the agreement at any time, with or without reason, upon 60 days’ notice.

Yohann Georgel

On June 11, 2018, Mr. Georgel was hired and agreed to serve as our Chief Marketing Officer. Mr. Georgel’s employment offer provides for total compensation of approximately $220,000 per year assuming certain performance targets are attained.

Mr. Georgel has agreed to not solicit our customers or employees during his employment with us and for one year afterward. He has also agreed to not disclose our confidential information and assign ownership to us of inventions related to our business that are created by him during his employment. We may terminate his employment at any time, with or without cause. Mr. Georgel may terminate his employment at any time, with or without reason.

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Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding stock options, warrants and other stock awards (restricted stock) for each named executive officer as of June 30, 2018.

Name	Number of securities underlying unexercised options/warrants exercisable (#)	Number of securities underlying unexercised options/warrants unexercisable (#)	Option/ Warrant exercise price ($)	Option/ Warrant expiration date (1)	Stock Awards: Number of shares of stock that have not vested (#)		Stock Awards: Market value of shares of stock that have not vested ($)
Peter Victor Derycz	32,000	-	$1.25	2/13/2023	-		-
	16,000	-	$1.85	5/20/2023	-		-
	6,000	-	$1.25	6/23/2021	-		-
	-	-	-	-	1,429	(2)	$857	(3)
	-	-	-	-	4,793	(4)	$2,828	(5)
	-	-	-	-	2,333	(6)	$2,543	(7)
	-	-	-	-	7,273	(8)	$7,054	(9)
	-	-	-	-	2,778	(10)	$2,916	(11)
	-	-	-	-	5,653	(12)	$6,444	(13)
	-	-	-	-	8,136	(14)	$8,136	(15)
	-	-	-	-	62,487	(16)	$63,737	(17)
	-	-	-	-	10,975	(18)	$13,170	(19)
	-	-	-	-	12,185	(20)	$14,013	(21)
	-	-	-	-	11,315	(22)	$17,991	(23)

Alan Louis Urban	100,000	-	$1.02	7/27/2020	-		-
	125,000	-	$1.30	3/5/2022	-		-
	24,000	-	$1.15	2/6/2023	-		-
	1,800	-	$1.25	6/23/2021	-		-
	-	-	-	-	1,071	(2)	$643	(3)
	-	-	-	-	3,595	(4)	$2,121	(5)
	-	-	-	-	1,750	(6)	$1,908	(7)
	-	-	-	-	5,455	(8)	$5,291	(9)
	-	-	-	-	2,083	(10)	$2,188	(11)
	-	-	-	-	4,240	(12)	$4,833	(13)
	-	-	-	-	6,102	(14)	$6,102	(15)
	-	-	-	-	47,829	(16)	$48,786	(17)
	-	-	-	-	8,136	(18)	$9,763	(19)
	-	-	-	-	9,030	(20)	$10,385	(21)
	-	-	-	-	8,395	(22)	$13,348	(23)

Scott Ahlberg	75,000	-	$1.00	5/28/2019	-		-
	20,000	-	$1.02	7/27/2020	-		-
	25,600	-	$1.15	2/6/2023	-		-
	1,500	-	$1.25	6/23/2021	-		-
	75,000	-	$1.50	12/21/2022	-		-
	-	-	-	-	1,071	(2)	$643	(3)
	-	-	-	-	3,595	(4)	$2,121	(5)
	-	-	-	-	1,750	(6)	$1,908	(7)
	-	-	-	-	5,455	(8)	$5,291	(9)
	-	-	-	-	3,472	(10)	$3,646	(11)
	-	-	-	-	4,952	(12)	$5,645	(13)
	-	-	-	-	6,099	(14)	$6,099	(15)
	-	-	-	-	42,834	(16)	$43,691	(17)
	-	-	-	-	8,136	(18)	$9,763	(19)
	-	-	-	-	9,030	(20)	$10,385	(21)
	-	-	-	-	8,395	(22)	$13,348	(23)

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(1)	Stock options expire ten years from the grant date.
(2)	The restricted stock was granted on February 8, 2016 and vest over a three year period, with a one year cliff vesting period.
(3)	Based on a market closing price per share of common stock of $0.60 on February 8, 2016.
(4)	The restricted stock was granted on February 25, 2016 and vest over a three year period, with a one year cliff vesting period.
(5)	Based on a market closing price per share of common stock of $0.59 on February 25, 2016.
(6)	The restricted stock was granted on May 24, 2016 and vest over a three year period, with a one year cliff vesting period.
(7)	Based on a market closing price per share of common stock of $1.09 on May 24, 2016.
(8)	The restricted stock was granted on August 23, 2016 and vest over a three year period, with a one year cliff vesting period.
(9)	Based on a market closing price per share of common stock of $0.97 on August 23, 2016.
(10)	The restricted stock was granted on November 21, 2016 and vest over a three year period, with a one year cliff vesting period.
(11)	Based on a market closing price per share of common stock of $1.05 on November 21, 2016.
(12)	The restricted stock was granted on February 16, 2017 and vest over a three year period, with a one year cliff vesting period.
(13)	Based on a market closing price per share of common stock of $1.14 on February 16, 2017.
(14)	The restricted stock was granted on May 11, 2017 and vest over a three year period, with a one year cliff vesting period.
(15)	Based on a market closing price per share of common stock of $1.00 on May 11, 2017.
(16)	The restricted stock was granted on August 22, 2017 and vest over a three year period, with a one year cliff vesting period.
(17)	Based on a market closing price per share of common stock of $1.02 on August 22, 2017.
(18)	The restricted stock was granted on November 21, 2017 and vest over a three year period, with a one year cliff vesting period.
(19)	Based on a market closing price per share of common stock of $1.20 on November 21, 2017.
(20)	The restricted stock was granted on February 8, 2018 and vest over a three year period, with a one year cliff vesting period.
(21)	Based on a market closing price per share of common stock of $1.15 on February 8, 2018.
(22)	The restricted stock was granted on May 10, 2018 and vest over a three year period, with a one year cliff vesting period.
(23)	Based on a market closing price per share of common stock of $1.59 on May 10, 2018.

Director Compensation

The following table presents information regarding compensation awarded or paid to our directors for our fiscal years ended June 30, 2018 and 2017 for the services rendered by them to the Company in all capacities.

Name	Fiscal Year	Fees earned or paid in cash ($)	Stock awards ($)	Warrant and Option Awards ($)	All other Compensation ($)		Total ($)
(a)		(b)	(c)	(d)	(g)		(h)
John Regazzi (3)	2018	36,000	-	100,500	-		136,500
	2017	27,000	-	90,000	-		117,000
Gen. Merrill McPeak (4)	2018	18,000	-	50,250	-		68,250
	2017	13,500	-	45,000	-		58,500
Chad J. Cooper (5)	2018	18,000	-	50,250	-		68,250
	2017	13,500	-	45,000	-		58,500
Roy W. Olivier (6)	2018	8,500	-	39,650	-		48,150
	2017	-	-	-	-		-
Janice Peterson	2018	-	-	-	297,277	(1)	297,277
	2017	-	-	-	315,412	(2)	315,412

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(1)	Ms. Peterson received no compensation for her services as a director of the Company. Other compensation represents the following amounts paid to Ms. Peterson for her services as an employee of the Company: salary in the amount of $116,667, bonus in the amount of $19,668, grant date fair value of restricted stock of $68,933 (represents the grant date fair value of 47,829 shares of restricted stock granted on August 22, 2017, 8,136 shares of restricted stock granted on November 21, 2017, and 9,030 shares of restricted stock granted on February 18, 2018), grant date fair value of $34,850 for stock options granted on September 30, 2017 to purchase 85,000 shares of common stock at an exercise price of $1.50, grant date fair value of $56,350 for stock options granted on September 30, 2017 to purchase 115,000 shares of common stock at an exercise price of $1.15, $6,233 for the modification of stock options to purchase an aggregate of 17,600 shares of the Company’s common stock to extend the right to exercise after separation from 90 days to approximately 5 years, and other compensation in the amount of $4,400. The grant date fair value of restricted stock was estimated using the market price of the Company’s common stock at the date of grant. The restricted stock vests over a three year period, with a one year cliff vesting period, and remain subject to forfeiture if vesting conditions are not met.
(2)	Ms. Peterson received no compensation for her services as a director of the Company. Other compensation represents the following amounts paid to Ms. Peterson for her services as an employee of the Company: salary in the amount of $195,605, bonus in the amount of $73,209, grant date fair value of restricted stock of $41,249 (represents the grant date fair value of 16,364 shares of restricted stock granted on August 23, 2016, 5,000 shares of restricted stock granted on November 21, 2016, 8,479 shares of restricted stock granted on February 16, 2017, and 10,460 shares of restricted stock granted on May 11, 2017), and other compensation in the amount of $5,349. The grant date fair value of restricted stock was estimated using the market price of the Company’s common stock at the date of grant. The restricted stock vests over a three year period, with a one year cliff vesting period, and remain subject to forfeiture if vesting conditions are not met.
(3)	Outstanding equity awards as of June 30, 2018 consists of options to purchase 30,000 shares of common stock at $1.10 per share, options to purchase 16,000 shares of common stock at $0.80 per share, options to purchase 150,000 shares of common stock at $0.70 per share, options to purchase 150,000 shares of common stock at an exercise price of $1.05 per share, and options to purchase 150,000 shares of common stock at an exercise price of $1.20 per share.
(4)	Outstanding equity awards as of June 30, 2018 consists of shares underlying warrants to purchase 50,000 shares of common stock at an exercise price of $1.25 per share, shares underlying warrants to purchase 50,000 shares of common stock at an exercise price of $1.19 per share, options to purchase 50,000 shares of common stock at an exercise price of $1.15 per share, options to purchase 125,000 shares of common stock at an exercise price of $1.05 per share, options to purchase 75,000 shares of common stock at an exercise price of $1.10 per share, options to purchase 75,000 shares of common stock at an exercise price of $0.70 per share, and options to purchase 75,000 shares of common stock at an exercise price of $1.20 per share.
(5)	Outstanding equity awards as of June 30, 2018 consists of options to purchase 43,750 shares of common stock at an exercise price of $1.09 per share, options to purchase 75,000 shares of common stock at an exercise price of $1.05 per share, and options to purchase 75,000 shares of common stock at an exercise price of $1.20 per share.
(6)	Outstanding equity awards as of June 30, 2018 consists of options to purchase 65,000 shares of common stock at an exercise price of $1.15 per share.

In fiscal 2018 and 2017 our non-employee Chairman of the Board received $36,000 and $27,000, respectively, and options to purchase 150,000 shares of our common stock for attending meetings and serving on our board of directors. In fiscal 2018 and 2017, other non-employee directors of our company received $18,000 and $13,500, respectively, and options to purchase 75,000 shares of our common stock, for attending meetings and serving on our Board of Directors. We expect to compensate our non-employee directors with a combination of cash and options to purchase our common stock going forward. Compensation payable to non-employee directors may be adjusted from time to time, as approved by our Board of Directors.

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Indemnification of Directors and Executive Officers and Limitation of Liability

We are a Nevada Corporation. The Nevada Revised Statutes and certain provisions of our Amended and Restated Bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our Amended and Restated Bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person’s actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our Board of Directors, by legal counsel, or by a vote of our stockholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of stockholders or directors. The Nevada Revised Statutes also grant us the power to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

We have not entered into separate indemnification agreements with our directors and executive officers.

A stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of September 20, 2018, with respect to the holdings of (1) each person who is the beneficial owner of more than five percent of our common stock, (2) each of our directors, (3) each named executive officer, and (4) all of our directors and executive officers as a group.

Beneficial ownership of our common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes any shares of common stock over which a person exercises sole or shared voting or investment powers, or of which a person has a right to acquire ownership at any time within 60 days of September 20, 2018. Except as otherwise indicated, and subject to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of common stock held by them. The address of each director and officer is c/o Research Solutions, Inc., 15821 Ventura Boulevard, Suite 165, Encino, California 91436. Applicable percentage ownership in the following table is based on 24,186,126 shares of common stock outstanding as of September 20, 2018 plus, for each person, any securities that person has the right to acquire within 60 days of September 20, 2018.

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Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
Executive Officers and Directors:
Peter Victor Derycz (1)	3,762,144	15.5%
Alan Louis Urban (2)	584,809	2.4%
Scott Ahlberg (3)	512,982	2.1%
Marc Nissan (4)	789,769	3.2%
Rogier van Erkel	-	-
Yohann Georgel	-	-
John Regazzi (5)	693,500	2.8%
Chad J. Cooper (6)	788,250	3.2%
General Merrill McPeak (7)	634,608	2.6%
Roy W. Olivier (8)	65,000	*
Directors and officers as a group (10 persons) (9)	7,831,062	29.5%

5% Stockholders:
Bristol Investment Fund, Ltd (10). 1100 Glendon Avenue, Suite 850 Los Angeles, CA 90024	4,825,772	20.0%
12 West Capital Fund LP (11) 90 Park Avenue, 41st Floor New York, NY 10016	4,445,339	17.8%
12 West Capital Offshore Fund LP (12) 90 Park Avenue, 41st Floor New York, NY 10016	3,135,661	12.6%
Samjo Capital, LLC (13) 1345 Avenue of the Americas, 3rd Floor New York, NY 10105	1,442,109	6.0%
Richard H. Witmer, Jr. 16 Fort Hills Lane Greenwich, CT 06831	1,207,148	5.0%

*	Less than 1%.

(1)	Includes shares underlying options to purchase 32,000 shares of common stock at an exercise price of $1.25 per share, options to purchase 16,000 shares of common stock at an exercise price of $1.85 per share, and warrants to purchase 6,000 shares of common stock at an exercise price of $1.25 per share, and 129,355 shares of unvested restricted stock. The restricted stock vests over a three year period, with a one year cliff vesting period, and remains subject to forfeiture if vesting conditions are not met.
(2)	Includes 5,000 shares owned by the wife of Mr. Urban, 5,000 shares owned by each of the three children of Mr. Urban, shares underlying options to purchase 100,000 shares of common stock at an exercise price of $1.02 per share, options to purchase 125,000 shares of common stock at an exercise price of $1.30 per share, options to purchase 24,000 shares of common stock at an exercise price of $1.15 per share, and warrants to purchase 1,800 shares of common stock at an exercise price of $1.25 per share, and 97,686 shares of unvested restricted stock. The restricted stock vests over a three year period, with a one year cliff vesting period, and remains subject to forfeiture if vesting conditions are not met.
(3)	Includes shares underlying options to purchase 75,000 shares of common stock at an exercise price of $1.50 per share, options to purchase 75,000 shares of common stock at an exercise price of $1.00 per share, options to purchase 20,000 shares of common stock at an exercise price of $1.02 per share, options to purchase 25,600 shares of common stock at an exercise price of $1.15 per share, and warrants to purchase 1,500 shares of common stock at an exercise price of $1.25 per share, and 94,789 shares of unvested restricted stock. The restricted stock vests over a three year period, with a one year cliff vesting period, and remains subject to forfeiture if vesting conditions are not met.

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(4)	Includes shares underlying options to purchase 100,000 shares of common stock at an exercise price of $1.50 per share, options to purchase 100,000 shares of common stock at an exercise price of $1.00 per share, options to purchase 100,000 shares of common stock at an exercise price of $1.30 per share, options to purchase 50,000 shares of common stock at an exercise price of $1.02 per share, options to purchase 28,800 shares of common stock at an exercise price of $1.15 per share, and warrants to purchase 3,000 shares of common stock at an exercise price of $1.25 per share, and 94,789 shares of unvested restricted stock. The restricted stock vests over a three year period, with a one year cliff vesting period, and remains subject to forfeiture if vesting conditions are not met.
(5)	Includes shares underlying warrants to purchase 22,500 shares of common stock at an exercise price of $1.25 per share, options to purchase 30,000 shares of common stock at $1.10 per share, options to purchase 16,000 shares of common stock at $0.80 per share, options to purchase 150,000 shares of common stock at $0.70 per share, options to purchase 150,000 shares of common stock at an exercise price of $1.05 per share, and options to purchase 150,000 shares of common stock at an exercise price of $1.20 per share.
(6)	Includes 323,000 shares of common stock held by the Cooper Family Trust Dated 8/1/2004 and 26,500 shares of common stock held by Mr. Cooper’s IRA and SEP IRA, and shares underlying warrants to purchase 195,000 shares of common stock at an exercise price of $1.25 per share, and options to purchase 43,750 shares of common stock at an exercise price of $1.09 per share, options to purchase 75,000 shares of common stock at an exercise price of $1.05 per share, and options to purchase 75,000 shares of common stock at an exercise price of $1.20 per share. Mr. Cooper exercises voting and investment power over the shares held by the Cooper Family Trust Dated 8/1/2004, and his IRA and SEP IRA.
(7)	Includes shares underlying warrants to purchase 50,000 shares of common stock at an exercise price of $1.25 per share, warrants to purchase 50,000 shares of common stock at an exercise price of $1.19 per share, warrants to purchase 7,500 shares of common stock at an exercise price of $1.25 per share, options to purchase 50,000 shares of common stock at an exercise price of $1.15 per share, options to purchase 125,000 shares of common stock at an exercise price of $1.05 per share, options to purchase 75,000 shares of common stock at an exercise price of $1.10 per share, options to purchase 75,000 shares of common stock at an exercise price of $0.70 per share, and options to purchase 75,000 shares of common stock at an exercise price of $1.20 per share.
(8)	Includes shares underlying options to purchase 65,000 shares of common stock at an exercise price of $1.15 per share.
(9)	Includes shares underlying warrants to purchase 337,300 shares of common stock, and shares underlying options to purchase 2,026,150 shares of common stock.
(10)	Paul Kessler exercises voting and investment power over the shares held by Bristol Investment Fund, Ltd. and is the brother-in-law of Peter Victor Derycz. Mr. Kessler previously served as a member of our board of directors from August 18, 2014 through November 6, 2015.
(11)	Includes shares underlying warrants to purchase 880,500 shares of common stock at an exercise price of $1.25 per share. Joel Ramin, the General Partner of 12 West Management LP, the investment manager of 12 West Capital Fund LP, exercises voting and investment power over the shares held by 12 West Capital Fund LP but disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(12)	Includes shares underlying warrants to purchase 619,500 shares of common stock at an exercise price of $1.25 per share. Joel Ramin, the General Partner of 12 West Management LP, the investment manager of 12 West Capital Offshore Fund LP, exercises voting and investment power over the shares held by 12 West Capital Offshore Fund LP but disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(13)	Andrew N. Wiener, the sole managing member of Samjo Capital, LLC and Samjo Management, LLC, exercises voting and investment power over the shares held by Samjo Capital, LLC.

Equity Compensation Plan Information

In December 2007, we established the 2007 Equity Compensation Plan (the “2007 Plan”) and in November 2017 we established the 2017 Omnibus Incentive Plan (the “2017 Plan”), collectively (the “Plans”). The Plans were approved by our Board of Directors and stockholders. The purpose of the Plans is to grant stock and options to purchase our common stock, and other incentive awards, to our employees, directors and key consultants. On November 10, 2016, the maximum number of shares of common stock that may be issued pursuant to awards granted under the 2007 Plan increased from 5,000,000 to 7,000,000. On November 21, 2017, our stockholders approved the adoption of the 2017 Plan (previously adopted by our Board of Directors on September 14, 2017), which authorized a maximum of 1,874,513 shares of common stock that may be issued pursuant to awards granted under the 2017 Plan. Upon adoption of the 2017 Plan we ceased granting incentive awards under the 2007 Plan and commenced granting incentive awards under the 2017 Plan. The shares of our common stock underlying cancelled and forfeited awards issued under the 2017 Plan may again become available for grant under the 2017 Plan. Cancelled and forfeited awards issued under the 2007 Plan that were cancelled or forfeited prior to November 21, 2017 became available for grant under the 2007 Plan. As of June 30, 2018, there were 1,424,491 shares available for grant under the 2017 Plan, and no shares were available for grant under the 2007 Plan. All incentive stock award grants prior to the adoption of the 2017 Plan on November 21, 2017 were made under the 2007 Plan, and all incentive stock award grants after the adoption of the 2017 Plan on November 21, 2017 were made under the 2017 Plan. The following table provides information as of June 30, 2018 with respect to the Plans, which are the only compensation plans under which our equity securities are, or have been, authorized for issuance.

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Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by stockholders (2007 Equity Compensation Plan, and 2017 Omnibus Incentive Plan)	4,773,815	(2)	$1.16	1,424,491
Equity compensation plans not approved by stockholders	200,000	(3)	1.22	-
Total	4,973,815			1,424,491

(1)	The weighted average exercise price excludes restricted stock awards, which have no exercise price.
(2)	Shares underlying options to purchase 2,991,835 shares of common stock and 1,781,980 shares of restricted common stock.
(3)	Shares underlying warrants to purchase 200,000 shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Officers and Directors

Other than the transactions described herein, since July 1, 2015, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

•	in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years; and

•	in which any director, executive officer, stockholder who beneficially owns more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires our officers, directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of all Section 16(a) forms they file. Our review of copies of the Section 16(a) reports filed during the fiscal year ended June 30, 2018 indicates that all filing requirements applicable to our officers, directors, and greater than ten percent beneficial owners were complied with, except that 12 West Capital Management LP failed to timely file a Form 3, and a Form 4 reporting one transaction, Ms. Peterson failed to timely file a Form 4 reporting one transaction, and each of Messrs. Ahlberg, Cooper, Derycz, McPeak, Palmer, Regazzi, and Urban failed to timely file a Form 4 reporting one transaction.

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STOCKHOLDER PROPOSALS

In order for a stockholder proposal to be considered for inclusion in our Proxy Statement for our 2019 annual meeting of stockholders, the written proposal must be received by us no later than May 24, 2019, and should contain the information required by our Amended and Restated Bylaws. If the date of next year’s annual meeting is moved more than 30 days before or after November 13, 2019, the first anniversary of this year’s Annual Meeting, the deadline for inclusion of proposals in our Proxy Statement is instead a reasonable time before we begin to print and mail our proxy materials for next year’s meeting. Any proposals will also need to comply with Rule 14a-8 of the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, regarding the inclusion of stockholder proposals in company sponsored proxy materials. Proposals should be addressed to our Secretary at our principal executive offices.

If you intend to present a proposal at our 2018 annual meeting of stockholders and the proposal is not intended to be included in our Proxy Statement relating to that meeting, you must give us advance notice of the proposal in accordance with our Amended and Restated Bylaws. Pursuant to our Amended and Restated Bylaws, in order for a stockholder proposal to be deemed properly presented in these circumstances, a stockholder must deliver notice of the proposal to our Secretary, at our principal executive offices, from and after July 16, 2019 through August 15, 2019. However, if the date of our 2019 annual meeting of stockholders is more than 30 days before or after November 13, 2019, the first anniversary of this year’s Annual Meeting, stockholders must give us notice of any stockholder proposals after the 120th day prior to next year’s annual meeting and before the 90th day prior to next year’s annual meeting, or, if later, the 10th day following the day on which we first make public announcement of the date of next year’s annual meeting. If a stockholder does not provide us with notice of a stockholder proposal in accordance with the deadlines described above, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We are delivering this Proxy Statement and an annual report to all stockholders of record as of the record date. Stockholders residing in the same household who hold their shares in the name of a bank, broker or other holder of record may receive only one Proxy Statement and annual report if previously notified by their bank, broker or other holder. This process, by which only one proxy statement and annual report, as the case may be, is delivered to multiple security holders sharing an address, unless contrary instructions are received from one or more of the security holders, is called “householding.” Householding may provide convenience for stockholders and cost savings for companies. Once begun, householding may continue unless instructions to the contrary are received from one or more of the stockholders within the household.

Street name stockholders in a single household who received only one copy of the Proxy Statement or annual report may request to receive separate copies in the future by following the instructions provided on the voting instruction form sent to them by their bank, broker or other holder of record. Similarly, street name stockholders who are receiving multiple copies may request that only a single set of materials be sent to them in the future by checking the appropriate box on the voting instruction form. Otherwise, street name stockholders should contact their bank, broker or other holder.

Copies of this Proxy Statement and our annual report are available promptly by calling (310) 477-0354, or by writing to Research Solutions, Inc., 15821 Ventura Boulevard, Suite 165, Encino, California 91436. If you are receiving multiple copies of this Proxy Statement, you also may request orally or in writing to receive a single copy of this Proxy Statement by calling (310) 477-0354, or writing to Research Solutions, Inc., Attention: Investor Relations, 15821 Ventura Boulevard, Suite 165, Encino, California 91436.

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OTHER MATTERS

Our Board of Directors is not aware of any matter to be acted upon at the Annual Meeting other than described in this Proxy Statement. Unless otherwise directed, all shares represented by the persons named in the accompanying proxy will be voted in favor of the proposals described in this Proxy Statement. If any other matter properly comes before the meeting, however, the proxy holders will vote thereon in accordance with their best judgment.

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RESEARCH SOLUTIONS, INC.

November 13, 2018

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 and 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK.

1. TO ELECT THE FOLLOWING FIVE NOMINEES AS DIRECTORS:

JOHN REGAZZI                  CHAD J. COOPER      PETER VICTOR DERYCZ

GENERAL MERRILL MCPEAK                             ROY W. OLIVIER

☐ FOR NOMINEES LISTED (EXCEPT AS MARKED TO THE CONTRARY BELOW)

☐ WITHHELD

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below:)

 ——————————————————————-

The undersigned hereby confer(s) upon the Proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.

2. TO RATIFY THE APPOINTMENT OF WEINBERG & COMPANY, P.A., AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.

☐ FOR ☐ AGAINST ☐ ABSTAIN

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF RESEARCH SOLUTIONS, INC.

The undersigned revokes any other proxy to vote at the Annual Meeting of Stockholders and hereby ratifies and confirms all that the Proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said Proxies are authorized to vote in accordance with their best judgment.

This proxy will be voted in accordance with the instructions set forth above. Where a vote is not specified, the proxies will vote the shares represented by the proxy “FOR” Proposals 1, 2 and 3 as said proxy shall deem advisable on such other business as may come before the Annual Meeting of Stockholders, unless otherwise directed.

3. TO HOLD AN ADVISORY VOTE APPROVING THE FOLLOWING RESOLUTION ENDORSING OUR EXECUTIVE COMPENSATION: “RESOLVED, THAT THE STOCKHOLDERS APPROVE THE COMPENSATION OF THE COMPANY’S EXECUTIVES, AS DISCLOSED IN THE COMPENSATION TABLES AND RELATED NARRATIVE DISCLOSURE IN THE COMPANY’S PROXY STATEMENT FOR THE ANNUAL MEETING.”

☐ FOR ☐ AGAINST ☐ ABSTAIN

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement dated September 21, 2018 relating to the Annual Meeting of Stockholders.

Please check here if you plan to attend the meeting. ☐

To change the address on your account, please check the box below and indicate your new address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

RESEARCH SOLUTIONS, INC.

Proxy for Annual Meeting of Stockholders

November 13, 2018          11:00 A.M.

The undersigned, a stockholder of Research Solutions, Inc., a Nevada corporation (the “Company”), hereby appoints PETER VICTOR DERYCZ and ALAN URBAN or either of them, the proxies of the undersigned (the “Proxies”), each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on November 13, 2018 at 11:00 A.M., and any postponements or adjournments thereof, and in connection herewith to vote and represent all of the shares of the Company which the undersigned would be entitled to vote as follows:

(Continued and to be signed on the reverse side)